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                                                                      EXHIBIT 5




                       [LETTERHEAD OF JAPONICA PARTNERS]




VIA FACSIMILE
CONFIDENTIAL

                                                                   June 20, 1994



Jerry Rosenfeld
Lazard Freres & Co.
One Rockefeller Plaza, 32nd floor
New York, NY  10020

Dear Mr. Rosenfeld:

Received a written communication from Frank Tasco. Telephoned you yesterday and left a message.

Please feel free to call at your earliest convenience.



                                          Sincerely,



                                          /s/ Paul B. Kazarian
                                          ------------------------
                                          Paul B. Kazarian
                                          Managing Partner

cc:  F. Tasco